EXHIBIT 1


                         AGREEMENT RELATING TO FILING OF
                           JOINT STATEMENT PURSUANT TO
                             RULE 13d-1(k) UNDER THE
                             SECURITIES ACT OF 1934

     The undersigned agree that the Statement on Schedule 13D to which this Agreement is attached is filed on behalf of each of them.



Date: October 5, 2001                     /s/ Gary R. Dowell
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                                          Gary R. Dowell


                                          /s/ Janet M. Dowell
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                                          Janet M. Dowell


                                          Liberty Financial Group, Inc.


                                          By:/s/ Gary R. Dowell
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                                          Gary R. Dowell
                                          President